UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2004

AMERICAN STATES WATER COMPANY

(Exact name of registrant as specified in its charter)

California	333-47647	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd.
San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Item 12. Results of Operations and Financial Condition

On March 17, 2004, American States Water Company announced rate increases for 2004-2006 and a charge to earnings for 2003. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

This information is to be considered filed under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date: March 17, 2004	/s/ McClellan Harris III

McClellan Harris III Sr. Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 17, 2004